EXHIBIT 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wynn Resorts, Limited (the “Company”) for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen A. Wynn, as Chief Executive Officer of the Company and Matt Maddox, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: August 4, 2009

/s/ MATT MADDOX
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: August 4, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wynn Resorts, Limited and will be retained by Wynn Resorts, Limited and furnished to the Securities and Exchange Commission or its staff upon request